Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 10, 2010 relating to the consolidated balance sheet of Chatham Lodging Trust (a development stage company), which is incorporated by reference in the prospectus forming part of the Registration Statement on Form S-11.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
April 21, 2010